Here’s the 411 on all things Zendesk in Q3.

We def brought home the cheddar— 36% Y/Y actually—bringing the Q3 revenue to $210.5M.

Cha-ching.

We had a tubular time at our final Showcase event in San Francisco. Nine cities. Nine months.

BOOYAH.

Speaking of Showcase, we took things to the max with the launch of our newest product, Zendesk Gather.

It’s all that and a bag of chips.

We’re amped about making new friends, thanks to our Zendesk Partners program.

Oh snap, we're all about doin’ it bigtime...

...we now have 3,500 employees worldwide (who’ve volunteered 15,500 hours total.)

Now that’s what you call a slammin’ quarter.

We bouncin’. Peace out.

Exhibit 99.3


Q3
Throwback



Here's the 411 on all things Zendesk in Q3.



We def brought home the cheddar– 36% Y/Y actually—bringing the Q3 revenue to $210.5M.

Cha-ching.



We had a tubular time at our final Showcase event in San Francisco. Nine cities. Nine months.

BOOYAH.



Speaking of Showcase, we took things to the max with the launch of our newest product, Zendesk Gather.

It’s all that and
a bag of chips.



We're amped about making new friends, thanks to our Zendesk Partners program.



Oh snap, we're all about doin’ it bigtime...

...we now have 3,500 employees worldwide (who've volunteered 15,500 hours total.)



Now that's what you call a slammin' quarter.

We bouncin'.
Peace out.

